EXHIBIT 4.1

ZOOM TELEPHONICS, INC.

2009 STOCK OPTION PLAN

ZOOM TELEPHONICS, INC.

2009 STOCK OPTION PLAN

i

ZOOM TELEPHONICS, INC.

2009 STOCK OPTION PLAN

1.

Purpose and Objectives

The Zoom Telephonics, Inc. 2009 Stock Option Plan (the "Plan") is designed to align the interests of (i) designated employees of Zoom Telephonics, Inc. (the "Company") and its subsidiaries, (ii) employee members of the board of directors of the Company, and (iii) consultants and key advisors of the Company and its subsidiaries with the interests of the Company's stockholders and to provide incentives for such persons to exert maximum efforts for the success of the Company. By extending the opportunity to receive grants of stock options, the Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders. The Plan may furthermore be expected to benefit the Company and its stockholders by making it possible for the Company to attract and retain the best available talent. The Plan shall be effective as of December 10, 2009.

2.

Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)

"Board" means the Company's Board of Directors.

(b)

"Cause" means, except to the extent otherwise specified by the Committee, a finding by the Committee of a Participant's incompetence in the performance of duties, continuing inattention to or neglect of duties and responsibilities, disloyalty, dishonesty, theft, embezzlement, illegal or unethical behavior, acts of moral turpitude, other willful behavior detrimental to the best interest of the Employer, unauthorized disclosure of customer lists, product lines, processes or trade secrets of the Employer, individually or as an employee, partner, associate, officer or director of any organization.

(c)

"Change of Control" shall be deemed to have occurred if:

(i)

Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors;

(ii)

The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

(d)

"Code" means the Internal Revenue Code of 1986, as amended.

(e)

"Committee" means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan.

(f)

"Company" means Zoom Telephonics, Inc. and any successor corporation.

(g)

"Company Stock" means the common stock of the Company.

(h)

"Consultant" means a consultant or advisor who performs services for the Employer and who renders bona fide services to the Employer, if the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Consultant does not directly or indirectly promote or maintain a market for the Employer's securities.

(i)

"Disability" is based on a Participant’s inability to work. The Committee shall consider a Participant disabled if:

• The Participant cannot do work that he or she did before;

• The Committee decides that the Participant cannot adjust to other work because of his or her medical condition(s); and

• The Participant’s disability has lasted or is expected to last for at least one year or to result in death.

(j)

"Effective Date" of the Plan means December 10, 2009.

(k)

"Employee" means an employee of the Employer (including an officer or director who is also an employee).

(l)

"Employer" means the Company and its subsidiaries.

(m)

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n)

"Exercise Price" means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(o)

"Fair Market Value" of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is the NYSE Amex, the NASDAQ Global Market, the NASDAQ Capital Market or another national securities exchange, the "closing transaction" price at which shares of Company Stock are traded on such securities exchange on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on a national securities exchange, but is quoted on the NASD OTC Bulletin Board ("OTCBB") or the Pink Sheets, the last reported "closing transaction" price of Company Stock on the relevant date, as reported by the OTCBB or Pink Sheets, or, if not so reported, as reported in a customary financial reporting service, as the Committee determines, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported closing transaction prices as set forth above, the Fair Market Value per share shall be as determined by the Committee. Notwithstanding the foregoing, for federal, state and local income tax purposes, the Fair Market Value may be determined by the Committee in accordance with uniform and non-discriminatory standards adopted by it from time to time.

(p)

"Grant" means an Option granted under the Plan.

(q)

"Grant Agreement" means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(r)

"Incentive Stock Option" means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(s)

"Nonqualified Stock Option" means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(t)

"Option" means an option to purchase shares of Company Stock, as described in Section 7.

(u)

"Participant" means an Employee or Consultant designated by the Committee to participate in the Plan.

(v)

"Plan" means this Zoom Telephonics, Inc. 2009 Stock Option Plan, as in effect from time to time.

3.

Administration

(a)

Committee.  The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.  No member of the Committee or any employee of the Company shall be personally liable for any act taken or omitted in good faith in connection with the Plan.

(b)

Committee Authority.  The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 12 below, and (v) deal with any other matters arising under the Plan.

(c)

Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.

Grants

(a)

Grants under the Plan may consist of Options as described in Section 7.  All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b)

All Grants shall be made conditional upon the Participant's acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.

Shares Subject to the Plan

(a)

Shares Authorized.  The aggregate number of shares of Company Stock that may be issued under the Plan is 2,500,000 shares, subject to adjustment as described in subsection (c) below.

(b)

Source of Shares; Share Counting.  Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares reserved for such Grants shall again be available for purposes of the Plan.

(c)

Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, or (iii) by reason of a reclassification or change in par value, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the number of shares covered by outstanding Grants, the kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.  To the extent that any Grant is subject to section 409A of the Code, or becomes subject to section 409A of the Code as a result of any adjustment made hereunder, such adjustment shall be made in compliance with section 409A of the Code.

6.

Eligibility for Participation

(a)

Eligible Persons.  All Employees or Consultants shall be eligible to participate in the Plan.

(b)

Selection of Participants.  The Committee shall select the Employees or Consultants to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.

Options

(a)

General Requirements.  The Committee may grant Options to an Employee or Consultant upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Consultants.

(b)

Type of Option, Price and Term

(i)

The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Consultants.

(ii)

The Exercise Price of Company Stock subject to an Option shall be determined by the Committee; provided, however, that the Exercise Price for an Option (including Incentive Stock Options or Nonqualified Stock Options) will be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Option is granted and further provided that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant

(iii)

The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(iv)

To the extent the Company is unable to obtain shareholder approval of the Plan within one year of the Effective Date, any Incentive Stock Options issued pursuant to the Plan shall automatically be considered Nonqualified Stock Options, and to the extent a holder of an Incentive Stock Option exercises his or her Incentive Stock Option prior to such shareholder approval date, such exercised Option shall automatically be considered to have been a Nonqualified Stock Option.

(c)

Exercisability of Options.

(i)

Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii)

The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.  Notwithstanding the foregoing, to the extent that an Option would otherwise be exempt from section 409A of the Code, the Committee may only include such a provision in a Grant Agreement for such an Option if the inclusion of such a provision will not cause that Option to become subject to section 409A of the Code.

(iii)

Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d)

Termination of Employment or Service.  Upon termination of employment or the services of a Participant, an Option may only be exercised as follows:

(i)

In the event that a Participant ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within three months after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant's Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(ii)

In the event the Participant ceases to be employed by, or provide service to, the Employer on account of a termination for Cause by the Employer, any Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 7, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Employer or after the Participant's termination of employment or service, any Option held by the Participant shall immediately terminate and the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iii)

In the event the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant's Disability, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant's Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iv)

If the Participant dies while employed by, or providing service to, the Employer or while an Option remains outstanding under Section 7(d)(i) or 7(d)(iii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant's Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(e)

Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f)

Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.

Withholding of Taxes

(a)

Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)

Election to Withhold Shares.  If the Committee so permits, a Participant may elect to satisfy the Company's tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

9.

Transferability of Grants

(a)

Restrictions on Transfer.  Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant's lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution.

(b)

Transfer of Nonqualified Stock Options to or for Family Members.  Notwithstanding the foregoing, the Committee may provide in a Grant Agreement that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

10.

Consequences of a Change of Control

In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options shall be fully exercisable as of the date of the Change of Control or at such other time or subject to specific conditions as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant's unexercised Options exceeds the Exercise Price, if any, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options, the Committee may terminate any or all unexercised Options at such time as the Committee deems appropriate, or (iv) the Committee may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or assumption shall take place as of the date of the Change of Control or such other date as the Committee may specify.  Notwithstanding the foregoing, to the extent required to comply with section 409A of the Code, a Grant Agreement will include a definition of "Change of Control" that complies with and falls within the definition of "change in control event" set forth in section 409A of the Code and any Internal Revenue Service regulations or other guidance issued thereunder.

11.

Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

12.

Amendment and Termination of the Plan

(a)

Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 13(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b)

Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

13.

Miscellaneous

(a)

Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee

(b)

Compliance with Law.  The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange

Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 409A of the Code, at the Committee’s determination that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)

Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d)

Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)

Rights of Participants.  Nothing in this Plan shall entitle any Employee or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f)

No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g)

Employees Subject to Taxation Outside the United States.  With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h)

Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.